RELEASE AGREEMENT


     THIS RELEASE AGREEMENT (hereinafter "the Agreement" or "this Agreement"), dated as of August 31, 1996, by and between INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation ("Multifoods"), and JOHN
E. SAMPSON, a resident of Hennepin County, Minnesota ("Sampson").

     WITNESSETH THAT:

     WHEREAS, Sampson retired as Vice President-Corporate Planning and Development of Multifoods effective as of the close of business on August 31, 1996; and

     WHEREAS, Multifoods and Sampson wish to enter this Agreement.

     NOW, THEREFORE, in consideration of the preceding recitals and of the mutual covenants and agreements hereinafter set forth, Multifoods and Sampson agree as follows:

RELEASE AGREEMENT

1.     Release Consideration.

     In consideration of the Release given by Sampson in Section 2 of this Agreement, Multifoods shall pay to Sampson (i) the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000), hereinafter called the "Release Consideration", as follows: (i) One Hundred Eight Thousand Dollars ($108,000) in equal consecutive semi-monthly installments of Four Thousand Five Hundred Dollars ($4,500) each, less all applicable federal, state and local withholding taxes, commencing on January 15, 1997 through and including December 31, 1997; and (ii) One Hundred Seventeen Thousand Dollars ($117,000), less all applicable federal, state and local withholding taxes, in a lump sum payment during the period beginning October 1, 1996 and January 2, 1998, upon at least 14 calendar days' prior written notice from Sampson to Multifoods, at the address set forth in Paragraph D of Section 2 of this Agreement.

2.     Release.

     A. In consideration of the Release Consideration payable by Multifoods to Sampson set forth and described in Section 1 of this Agreement, and for other good and valuable consideration, Sampson hereby releases and discharges Multifoods and its subsidiaries and affiliates, and the directors, officers, employees, agents and insurers of each (collectively, the "Released Parties"), from all causes of action, claims, demands, debts, contracts and agreements to which Sampson or his heirs, executors, administrators, legal representatives, successors or assigns and beneficiaries, have or may have in connection with Sampson's employment with and termination of employment from Multifoods, for all time to the date of this Agreement, except for (i) the Release Consideration payable to Sampson under the terms of this Agreement, (ii) any rights that Sampson has as a result of his participation in any benefit plan or plans of Multifoods to which Sampson is entitled by reason of his employment by Multifoods, including, but not limited to, pension, health and welfare plans, and (iii) any indemnification right to which Sampson is entitled by reason of his employment by Multifoods, under (A) the Restated Certificate of Incorporation, as amended by Multifoods, (B) the Bylaws of Multifoods, and/or (C) any policy of insurance issued to Multifoods under which Sampson is an insured and entitled to coverage (the foregoing hereinafter called the "Release").

     B.     Except as specifically provided in Paragraph A of this
Section 2, the Release applies to any action, claim, demand, debt, contract and/or agreement that Sampson has or may have as of the date of this Agreement including, without limitation, any and all claims relating to Sampson's employment with and termination of employment from Multifoods including, but not limited to, breach of contract claims; claims alleging violation of the Fair Labor Standards Act; the Age Discrimination In Employment Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866; the National Labor Relations Act; the Americans With Disabilities Act; the Employee Retirement Income Security Act; and/or any other federal, state or local statute, law, ordinance, regulation, order or principle of common law.

     C. Sampson acknowledges and agrees that the Release and the Release Consideration payable by Multifoods under this Agreement is not an admission that Multifoods or any of the other Released Parties has engaged in any wrongful conduct towards Sampson, has acted in any way to cause injury to Sampson, or is responsible or legally obligated to Sampson in any way, except as specifically provided in this Agreement.

     D. Sampson acknowledges that he has been advised and that he understands, that he has fifteen (15) days from the date that he signs this Agreement to rescind this Agreement in its entirety, if he notifies Multifoods, in writing, at Multifoods Tower, Box 2942, 33 South Sixth Street, Minneapolis 55402, Attention: Frank W. Bonvino, Vice President, General Counsel and Secretary of Multifoods, of his decision to rescind this Agreement. Sampson also understands that if he rescinds this Agreement, he shall forfeit the Release Consideration, and the Consulting Agreement between Multifoods and Sampson Associates, Inc., dated September 1, 1996, shall become null and void. Sampson further acknowledges and understands that to be effective, his notice of recission must be in writing and must be delivered to the address stated above either by hand or by mail within the fifteen (15) day period. If delivered by mail, the recission must be: (1) postmarked within the fifteen (15) day period; (2) properly addressed to Multifoods; and (3) sent by certified mail, return receipt requested.

     E. Sampson represents that he has read this Agreement and understands all of the terms and conditions contained in this Agreement, and that he has been encouraged by Multifoods to discuss this Agreement with an attorney-at-law of his choice. Sampson's manual signature on this Agreement, set forth below in the signature block, constitutes Sampson's acknowledgment that he understands the effect of the Release, and that he has signed this Agreement KNOWINGLY AND VOLUNTARILY, and that he has not relied on any representations, statements or explanations made by Multifoods or any of the Released Parties or their attorneys.

                                 NOTE

            MULTIFOODS HEREBY ADVISES SAMPSON TO CONSULT WITH
              AN ATTORNEY-AT-LAW OF SAMPSON'S CHOICE BEFORE
                SAMPSON SIGNS AND DELIVERS THIS AGREEMENT.


3.     Multifoods' Representation.

     Multifoods represents to Sampson that, as of the date of this Agreement, Multifoods has no knowledge or any information which would result in a claim by Multifoods against Sampson in connection with Sampson's employment and/or termination of employment with Multifoods.

4.     Confidential Information

     A.     Sampson's Covenant of Confidentiality

     Further, in consideration of the Release Consideration payable by Multifoods under Section 1.B of this Agreement, Sampson covenants and agrees with Multifoods that he will maintain in strict confidence and not disclose to any person, corporation, partnership, entity or enterprise, any information, including without limitation, financial information, strategic and business plans of Multifoods or any its subsidiaries or affiliates, or any confidential or proprietary information of Multifoods or any of its subsidiaries. For purposes of this Agreement confidential information shall not include any information: (i) which was known to the public on the date of this Agreement; (ii) which becomes known to the public following the date of this Agreement through no fault of Sampson; or (iii) which is disclosed to Sampson by a third party who has the right to disclose such information without violating any agreement of confidentiality with Multifoods.

B. In the event that Sampson is compelled by subpoena, civil investigative demand, court order or other legal process in any proceeding to disclose any confidential information described in Paragraph A immediately above, Sampson shall give Multifoods prompt notice so that Multifoods may seek an appropriate protective order or other confidential treatment of such confidential information. If Multifoods shall fail for any reason to obtain a protective order and Sampson shall be compelled to disclose any such confidential information, based upon the advice of Sampson's counsel, Sampson may disclose such information without liability under this Agreement, provided that Sampson shall give Multifoods written notice of the information to be disclosed as far in advance of its disclosure as is reasonably practicable and the name of the party to whom Sampson is required to disclose such information, and in any event, such disclosure shall be limited to the specific information that Sampson is legally required to disclose based upon the advice of Sampson's counsel.

C.     Remedies.

     Sampson acknowledges and agrees that money damages would not be a sufficient remedy for any breach or threatened breach by Sampson of his covenant of confidentiality set forth in Paragraph A of this Section 3; and that, in addition to all other remedies that Multifoods shall be entitled to, Multifoods shall be entitled to injunctive or other equitable relief as a remedy for any such breach or threatened breach.

5.     No Waiver.

     The waiver by Multifoods or Sampson of a breach by Multifoods or Sampson, as applicable, of any term of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Multifoods or Sampson, as applicable.

6.     Governing Law.

     This Agreement shall be interpreted under and governed by the laws of the State of Minnesota.

7.     Entire Agreement.

     This Agreement contains the entire agreement between Multifoods and Sampson with respect to the Release and Sampson's covenant of confidentiality, and supersedes any prior oral or written agreement or understanding with respect to the subject matter hereof.

     IN WITNESS WHEREOF, Multifoods and Sampson have signed and delivered this Agreement as of the day and year first above written.

WITNESS:                         INTERNATIONAL MULTIFOODS CORPORATION



/s/Denise M. Kuntz            By:/s/ Robert F. Maddocks
                                 Robert F. Maddocks, Executive Vice
                                                       President


WITNESS:


/s/Rachael L. Galarneau      By:/s/ John E. Sampson
                                John E. Sampson